Exhibit 2.1

CERTIFICATE OF FORMATION

OF

GATEWAY GARAGE PARTNERS LLC

This Certificate of Formation of GATEWAY GARAGE PARTNERS LLC (the “LLC”), is being duly executed and filed by Kenneth Betts as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is GATEWAY GARAGE PARTNERS LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 12th day of May, 2020.

/s/ Kenneth Betts
Kenneth Betts
Authorized Person